FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

THIS FIRST AMENDMENT dated as of July 21, 2011, to the Amended and Restated Operating Expense Limitation Agreement, dated as of April 20, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to revise the limit on operating expenses of each Fund, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of revising the limit on operating expenses for each Fund, to be effective as of August 1, 2011.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	GENEVA INVESTMENT MANAGEMENT
on behalf its series listed on Schedule A	OF CHICAGO, LLC

By: /s/ John P. Buckel	By: /s/ Kurt M. Newsom
Name: John P. Buckel	Name: Kurt M. Newsom
Title: Vice President	Title: General Counsel & Chief Compliance Officer

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Geneva Advisors All Cap Growth Fund – Class R Shares	1.45%
Geneva Advisors All Cap Growth Fund – Class I Shares	1.10%
Geneva Advisors Equity Income Fund – Class R Shares	1.45%
Geneva Advisors Equity Income Fund – Class I Shares	1.10%